Exhibit 10.38

NEUSTAR, INC.

Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan

NEUSTAR, INC.

AMENDED AND RESTATED NEUSTAR, INC. 2009 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based incentives (thereby creating a means to raise the level of equity ownership by such individuals) and other incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Acquisition Event” has the meaning set forth in Section 4.2(d).

2.2 “Affiliate” means each of the following: (a) any Subsidiary or Parent; (b) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (c) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee.

2.3 “Award” means any award under the Plan of any Option, Stock Appreciation Right, Restricted Stock Award, RSU Award, Performance Award or Other Stock-Based Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words or a concept of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” applies only on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination in the period covered thereby; or (b) if such an agreement does not exist or “cause” is not defined in any such agreement, termination due to a Participant’s (i) insubordination, (ii) dishonesty, (iii) fraud, (iv) moral turpitude, (v) willful misconduct, or (vi) willful failure or refusal to attempt in good faith to perform his or her duties or responsibilities for any reason other than illness or incapacity, in each case as determined by the Committee in its sole discretion. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6 “Change in Control” has the meaning set forth in Section 11.2.

2.7 “Change in Control Price” has the meaning set forth in Section 11.1.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.9 “Committee”

(a) With respect to the application of the Plan to Eligible Employees and Consultants, the “Committee” means the Compensation Committee of the Board appointed from time to time by the Board (or another committee or committees of the Board appointed for the purpose of administering the Plan). In the event that more than one Committee is appointed by the Board, the Board shall specify with respect to each Committee the group of Persons with respect to which such Committee shall have the power to grant Awards. In the event that more than one Committee is appointed by the Board, then each reference in the Plan to “the Committee” shall be deemed a reference to each such Committee (subject to the last sentence of this paragraph); provided, however, that each such Committee may exercise only the power and authority granted to “the Committee” by the Plan with respect to those Persons to which it has the power to grant Awards as specified in the resolution of the Board appointing such Committee. Each Committee shall be comprised of two or more Directors. Each Committee shall consist of two or more non-employee directors, each of whom is intended to be a “non-employee director” as defined in Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, an “outside director” as defined under Section 162(m) of the Code and, to the extent required by the rules and regulations of the New York Stock Exchange, an “independent director” as defined under such rules and regulations; provided, however, that the foregoing shall not apply to any Committee that does not have the power to grant Awards to executive officers or Directors of the Company or otherwise make any decisions with respect to the timing or the pricing of any Awards granted to executive officers and Directors. If for any reason such Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code, as applicable, shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

(b) With respect to the application of the Plan to Non-Employee Directors, the “Committee” means the Board, provided that the Board may delegate its authority under this Section 2.9(b) to the Compensation Committee of the Board (or another committee or committees of the Board appointed for the purpose of administering the Plan).

2.10 “Common Stock” means the Class A Common Stock, $0.001 par value per share, of the Company.

2.11 “Company” means NeuStar, Inc., a Delaware corporation, and its successors by operation of law.

2.12 “Consultant” means any individual who (either directly or through his or her employer) is an advisor or consultant to, or subject to Section 5.3, a prospective advisor or consultant to, the Company or an Affiliate.

2.13 “Detrimental Activity” means: (a) an activity that results, or if known could result, in the Participant’s Termination for Cause; or (b) an activity that violates any agreement or written policy of the Company or its Affiliates applicable to the Participant, including, without limitation, regarding confidentiality, competition, solicitation or disparagement; or (c) such other definition as the Committee may provide in an Award agreement. All determinations as to the occurrence of a Detrimental Activity on the part of a Participant shall be made by the Committee in its sole discretion.

2.14 “Director” means a member of the Board of Directors of the Company (or any successor to the Company).

2.15 “Disability” means, with respect to a Participant’s Termination, the following: (a) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “disability” (or words or a concept of like import), “disability” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “disability” applies only on occurrence of a change in control, such definition of “disability” shall not apply until a change in control actually takes place and then only with regard to a termination in the period covered thereby; or (b) if such an agreement does not exist or if “disability” is not defined in any such agreement, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall be deemed to occur only at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability for purposes of providing for payments or benefits hereunder not payable upon a Termination shall mean that an Eligible Employee is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16 “Effective Date” means the effective date of the Plan as defined in Article XV.

2.17 “Eligible Employee” means each employee of, or subject to Section 5.3, each prospective employee of, the Company or an Affiliate.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.19 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, with respect to any class or series of outstanding shares of Common Stock, the Closing Price for such Common Stock on such date. The “Closing Price” on any date shall mean the closing price for such Common Stock, regular way, or, in case no such sale takes place on such day, the closing price for such Common Stock, regular way, on the last preceding trading day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, if such Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Stock selected by the Board or, in the event that no trading price is available for such Common Stock, the fair market value of the Common Stock, as determined in good faith by the Board of Directors of the Company.

2.20 “Family Member” means “family member” as defined in Section A(1)(a)(5) of the general instructions of Form S-8, or any successor thereto, as in effect from time to time.

2.21 “Incentive Stock Option” means any Option awarded to an Eligible Employee under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.22 “Non-Employee Director” means a Director of the Company who is not an active employee of the Company or an Affiliate.

2.23 “Non-Qualified Stock Option” means any Option awarded under this Plan that is not an Incentive Stock Option.

2.24 “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (a) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (b) the aggregate exercise price of such right, otherwise than on surrender of an Option.

2.25 “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.26 “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.27 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.28 “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan.

2.29 “Performance Award” means an Award made pursuant to Article IX of the Plan, which may be stated with reference to shares of Common Stock (including units representing shares of Common Stock) or to cash.

2.30 “Performance Period” has the meaning set forth in Section 9.1.

2.31 “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.32 “Plan” means this Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan, as amended from time to time.

2.33 “Prior Plans” means the NeuStar, Inc. 2005 Stock Incentive Plan and/or the NeuStar, Inc. 1999 Equity Incentive Plan, each as amended from time to time.

2.34 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.35 “Restricted Stock Award” means an Award of shares of Common Stock, or the right to receive shares of Common Stock in the future, subject to the restrictions under Article VIII.

2.36 “RSU” means a restricted stock unit, which is an Award the value of which is calculated by reference to the value of shares of Common Stock, subject to the restrictions under Article VIII.

2.37 “Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock Awards.

2.38 “Retirement” means, unless otherwise provided by the Committee at grant, a Termination of Employment without Cause or Termination of Consultancy without Cause (other than, in any such case, after the occurrence of an event that would provide a basis for a Cause termination) at or after age 60 (provided the Participant has at least ten years of service to the Company or its Affiliates) or after age 65 (provided the Participant has at least five years of service to the Company or its Affiliates). With respect to a Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after the Participant has attained age 72 (provided the Participant has at least five years of service to the Company or its Affiliates). Determinations of length of service shall be made by the Committee in its sole discretion.

2.39 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.40 “Section 162(m) of the Code” means the exception for performance-based compensation under Section 162(m) of the Code and any Treasury Regulations thereunder.

2.41 “Section 409A of the Code” means Section 409A of the Code and the Treasury Regulations and guidance promulgated thereunder.

2.42 “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.43 “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.44 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.45 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.46 “Substitute Awards” mean Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or an Affiliate (including pursuant to an asset purchase) or with which the Company or an Affiliate otherwise combines.

2.47 “Tandem Stock Appreciation Right” means the right to surrender to the Company all (or a portion) of an Option in exchange for an amount in cash and/or stock equal to the difference between (a) the Fair Market Value, on the date such Option (or such portion thereof) is surrendered, of the Common Stock covered by such Option (or such portion thereof), and (b) the aggregate exercise price of such Option (or such portion thereof).

2.48 “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent, in accordance with the Treasury Regulations applicable to incentive stock options.

2.49 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.50 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer any of a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.51 “Termination of Directorship” means that the Non-Employee Director has ceased to be a Director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, the Participant shall not experience a Termination until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.52 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer any of an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.53 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including by the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee. Notwithstanding anything herein to the contrary, the Board shall have authority for administration and interpretation of the Plan with respect to Non-Employee Directors, and all references herein to the authority of the Committee as applied to Non-Employee Directors shall be deemed to refer to the Board.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Employees, Consultants and Non-Employee Directors: (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) RSU Awards, (v) Performance Awards, and (vi) Other Stock-Based Awards. Without limiting the generality of the foregoing, the Committee shall have the authority:

(a) to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c) to determine the number of shares of Common Stock (if any) to be covered by an Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(f) to determine whether and under what circumstances an Option may be settled in cash, Common Stock and/or restricted stock;

(g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant;

(h) to determine whether an Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(j) to modify, extend or renew an Award, subject to Article XII herein and the prohibition on “repricing” in Sections 6.3(a) and 7.4(d), provided, however, that if an Award is modified, extended or renewed and thereby deemed to be the issuance of a new Award under the Code or the applicable accounting rules, the exercise price of an Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal, provided that such retention of the original exercise price would not result in making such Option subject to Section 409A of the Code;

(k) Subject to the prohibition on “repricing” in Sections 6.3(a) and 7.4(d), to offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made;

(l) to determine that an Option or Stock Appreciation Right shall cease to be exercisable or an Award shall be forfeited, or that proceeds or profits applicable to an Award shall be returned to the Company, in the event the Participant engages in a Detrimental Activity with respect to the Company or its Affiliates and to interpret such definition and to approve waivers with regard thereto; and

(m) to determine whether or not an Award is intended to comply with Section 162(m) of the Code.

3.3 Guidelines.

(a) Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall reduce the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

(b) Without limiting the generality of the foregoing, the Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to the taxes of, any domestic or foreign jurisdictions, to comply with applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the sole discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. The Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the Bylaws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Assistance of Employees and Advisors; Liability and Indemnification.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers or other employees to execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7 Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have under applicable law or under the Certificate of Incorporation or Bylaws of the Company or any Affiliate or any agreement of indemnification. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

3.8 Delegation. The Committee may delegate, to the extent permitted by law and applicable stock exchange rules, to one or more Directors or one or more officers or a committee of Directors or officers the right to grant Awards to Eligible Employees who are not Directors or officers of the Company and to cancel or suspend Awards to Eligible Employees who are not Directors or officers of the Company.

ARTICLE IV

SHARE LIMITATION

4.1 Shares.

(a) Aggregate Limitation. The following provisions apply in determining the aggregate number of shares of Common Stock available under the Plan.

(i) Subject to adjustment as provided in Section 4.2, a total of 13,950,000 shares of Common Stock shall be authorized for grant under the Plan, less one share of Common Stock for every one share of Common Stock that was subject to an option or stock appreciation right granted after February 28, 2009 under the Prior Plans and 1.5 shares of Common Stock for every one share of Common Stock that was subject to an award (other than an option or stock appreciation right) granted after February 28, 2009 under the Prior Plans, which shares may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Awards of Options or Stock Appreciation

Rights shall be counted against this limit as one share for every share subject to such Awards. Any shares of Common Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 1.5 shares for every share subject to such Awards. In no event shall the aggregate number of shares of Common Stock issued pursuant to Incentive Stock Options exceed 10,000,000 shares, subject to adjustment as provided in Section 4.2. After the Effective Date of the Plan, no awards may be granted under any Prior Plan.

(ii) If an Award (or an award under either of the Prior Plans) is forfeited, expires or otherwise terminates without issuance, or is settled for cash, after February 28, 2009, the shares of Common Stock subject to such Award shall, to the extent of such forfeiture, expiration, termination or cash settlement, again be available for Awards under the Plan in accordance with this Section 4.1(a). If any shares of Common Stock subject to an Award are forfeited, expire or otherwise terminate without issuance after February 28, 2009, the shares shall, to the extent of such forfeiture, expiration, or termination, again be available for Awards under the Plan in accordance with this Section 4.1(a). If a Stock Appreciation Right is granted in tandem with an Option, such grant shall apply only once against the maximum number of shares of Common Stock that may be issued under the Plan. Shares of Common Stock underlying Awards (or Prior Plan awards) settled in cash shall again be available for issuance under the Plan.

(iii) In determining the number of shares of Common Stock available for Awards, if Common Stock has been delivered or exchanged as full or partial payment to the Company for payment of the exercise price or purchase price of an Option under the Plan or an option under a Prior Plan, or for payment of withholding taxes with respect to Options or Stock Appreciation Rights under the Plan or options under the Prior Plans, or if the number of shares of Common Stock otherwise deliverable has been reduced for payment of the exercise price or purchase price or for payment of withholding taxes, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall not again be available for purpose of Awards under this Plan. In addition, shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds received by the Company from the exercise of Options granted under the Plan or options granted under the Prior Plans shall not again be available for purposes of Awards under this Plan. Shares of Common Stock not issued upon the stock settlement of a Stock Appreciation Right shall not again be available for issuance under this Plan.

(iv) Any share of Common Stock that again becomes available for grant pursuant to this Section 4.1(a) shall be added back as one share if such share was subject to an Option or Stock Appreciation Right granted under the Plan (or an option or stock appreciation right under either of the Prior Plans), and as 1.5 shares if such share was subject to an Award other than an Option or a Stock Appreciation Right under the Plan (or an option or stock appreciation right under either of the Prior Plans).

(b) Individual Limitation. The following provisions apply in determining the aggregate number of shares of Common Stock available under the Plan for Awards to individual Eligible Employees and Consultants.

(i) The maximum number of shares of Common Stock subject to any Performance Award denominated in shares of Common Stock (or units representing Common Stock) which may be granted to any one Eligible Employee or Consultant under the Plan in any calendar year is 500,000, subject to any increase or decrease pursuant to Section 4.2.

(ii) The maximum number of shares of Common Stock subject to any Restricted Stock Award, RSU Award, or Other Stock-Based Award that is subject to the attainment of specified performance goals which may be granted to any one Eligible Employee or Consultant under the Plan in any calendar year is 500,000 for each type of Award, subject to any increase or decrease pursuant to Section 4.2.

(iii) The maximum number of shares of Common Stock that may be subject to an Option or Stock Appreciation Right granted to any Eligible Employee or Consultant under the Plan in one calendar year is

1,500,000 for each type of Award, subject to any increase or decrease pursuant to Section 4.2. If a Tandem Stock Appreciation Right is granted in tandem with an Option, it shall apply against the Eligible Employee’s or Consultant’s individual share limitations for both Stock Appreciation Rights and Options.

(iv) The maximum payment under any Performance Awards denominated in dollars under the Plan to any Eligible Employee or Consultant for any Performance Period shall be $3,500,000.

(v) To the extent that shares of Common Stock for which Awards are permitted to be granted to a Participant pursuant to this Section 4.1(b) during a calendar year or Performance Period, as the case may be, are not covered by an Award in such calendar year or Performance Period, such shares of Common Stock shall not increase the number of shares available for grant or issuance to the Participant in any subsequent calendar year or Performance Period during the term of this Plan.

(c) Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan pursuant to Section 4.1(a), and shares subject to Substitute Awards that are forfeited, expire or otherwise terminate without issuance, or are settled for cash, shall not be available for Awards under the Plan. In the event that a company acquired by the Company or an Affiliate, or with which the Company or an Affiliate combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall not be made to individuals who were employed, immediately before the acquisition or combination, by the Company or entities that were its subsidiaries immediately before the acquisition or combination.

4.2 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 4.2(d), in the event of any change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company’s assets or business, any special or extraordinary cash dividend or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company, then the aggregate number and kind of shares that thereafter may be issued under the Plan, the maximum number and kind of shares that may be issued to individual Eligible Employees and Consultants under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan, and any such adjustment determined by the Committee in good faith shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor in such manner as determined by the Committee in its good faith discretion (provided that if the exercise price of any Option or Stock Appreciation Right equals or exceeds the Fair Market Value of a share of Common Stock at the time of such event, no payment shall be required to cancel such Award). Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c) Except as otherwise determined by the Committee, fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down and any remaining fractional shares of Common Stock shall be settled in cash. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of (i) the consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, (ii) any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or (iii) the sale or transfer of all or substantially all of the Company’s assets (each of the foregoing being referred to as an “Acquisition Event”), then the Committee, in its sole discretion, may terminate all vested and unvested Awards that are outstanding as of the date of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of the Acquisition Event, in which case, during the period from the date on which such notice of termination is delivered to the date of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her vested and unvested Awards that are then outstanding (without regard to any limitations on vesting or exercisability otherwise contained in the Award agreements), provided that any such exercise shall be contingent on the consummation of the Acquisition Event, and provided further that if the Acquisition Event does not occur within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article XI shall apply.

4.3 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under this Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective employee or consultant shall be conditioned upon such individual actually becoming an employee of or consultant to the Company or an Affiliate within a reasonable time thereafter, as determined by the Committee.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Options may be granted alone or in addition to other Awards granted under the Plan. The Committee shall have the authority to grant any Eligible Employee, Consultant or Non-Employee Director one or more Options. Each Option granted under the Plan shall be either: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. Other than in connection with Substitute Awards, the exercise price per share of Common Stock subject to an Option shall be determined by the Committee at the time of grant, provided that the per-share exercise price of any Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant (unless adjusted in accordance with Section 4.2(b)). Other than pursuant to Section 4.2(b) or Article XI, in the absence of stockholder approval, the Committee shall not be permitted to (a) lower the exercise price per share of an Option after it is granted, (b) cancel an Option when the exercise price per share exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

(b) Option Term. The term of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than ten (10) years after the date the Option is granted, and provided, further, that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. Notwithstanding the foregoing, the Committee may waive any limitations on exercisability at any time at or after grant in whole or in part (including waiver of installment exercise provisions or acceleration of the time at which such Option may be exercised), including, without limitation, in connection with an employment termination.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price (or arrangements satisfactory to the Committee made for such payment) as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; or (ii) on such other terms and conditions as may be acceptable to the Committee, including the tendering (either actually or through attestation) or withholding of shares of Common Stock. No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for. Notwithstanding the foregoing, the Committee may provide that if on the last day of the Option term, the Fair Market Value of a share of Common Stock exceeds the exercise price, the Participant has not exercised the Option (or any corresponding Tandem Stock Appreciation Right), and the Option is vested and has not expired, such Option (but not any corresponding Tandem Stock Appreciation Right) shall be deemed to have been exercised by the Participant based on net exercise for exercise price and tax withholding on such last day and the Company shall make the appropriate payment for the remaining value. Section 7.4(c) shall apply to the exercise of any Non-Tandem Stock Appreciation Right.

(e) Non-Transferability of Options. No Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award agreement.

(f) Termination by Death, Disability or Retirement. Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is by reason of death, Disability or Retirement, all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Options if the Options are Incentive Stock Options or if such Termination is by reason of Retirement; provided, however, that in the case of Retirement or Disability, if the Participant dies within such exercise period, all unexercised Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a minimum period of 90 days from the date of such death, but in no event beyond the expiration of the stated term of such Options if the Options are Incentive Stock Options.

(g) Termination for Cause. Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination (i) is for Cause or (ii) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, all Options held by such Participant, whether or not vested, shall thereupon terminate and expire as of the date of such Termination or, if earlier, the date of the Cause event. If a Participant’s service with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all of the Participant’s rights under any Option shall be suspended during the period of investigation.

(h) Termination for Any Other Reason. Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, if a Participant’s Termination is for any reason not set forth in Section 6.3(f) or (g), all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(i) Unvested Options. Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(j) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000 (or such other amount specified by applicable law), such Options shall be treated as Non-Qualified Stock Options. Should any provision of this Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(k) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent), and (ii) accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(l) Early Exercise. The Committee may provide that an Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option and such shares shall be subject to the provisions of Article VIII and treated as restricted stock. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(m) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights may be granted in conjunction with all or part of any Option (a “Reference Stock Option”) granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(b) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.3(c).

(c) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised. There shall be no deemed exercise of a Tandem Stock Appreciation Right corresponding to any Option that is deemed exercised on the last day of its term in accordance with Section 6.3(d).

(d) Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as determined by the Committee in its sole discretion at the time of grant or, if permitted by the grant, at the time of exercise) equal in value to the excess of the Fair Market Value of one share of Common Stock over the exercise price per share of the Tandem Stock Appreciation Right multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised. The exercise price of a Tandem Stock Appreciation Right shall be required to be in accordance with Section 6.3(a) and may not be less than 100% of the Fair Market Value of the Common Stock on the date of grant except (i) if such Tandem Stock Appreciation Right is added to an Option after the date of grant of the Option, in which case the exercise price of the Tandem Stock Appreciation Right may be less than the Fair Market Value of the Common Stock on the date of grant if such exercise price is equal to the exercise price of the Option, or (ii) in the case of Substitute Awards, in connection with an adjustment pursuant to Section 4.2(b).

7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Options granted under the Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not exceed ten (10) years after the date the right is granted.

(b) Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant.

(c) Method of Exercise. Subject to the installment, exercise and waiting period provisions that apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised. Notwithstanding the foregoing, the Committee may provide that if on the last day of the term of a Non-Tandem Stock Appreciation Right, the Fair Market Value of a share of Common Stock exceeds the exercise price, the Participant has not exercised the Non-Tandem Stock Appreciation Right, and the Non-Tandem Stock Appreciation Right is vested and has not expired, such Non-Tandem Stock Appreciation Right shall be deemed to have been exercised by the Participant for cash on such last day and the Company shall make the appropriate payment for such amount, less applicable withholding.

(d) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right, a Participant shall be entitled to receive, for each right exercised, an amount in cash and/or Common Stock (as determined by the Committee in its sole discretion at the time of grant or, if permitted by the grant, at the time of exercise) no greater than the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the exercise price of the right. The exercise price of a Non-Tandem Stock Appreciation Right may not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant except in the case of Substitute Awards, in connection with an adjustment pursuant to Section 4.2(b). Other than pursuant to Section 4.2(b) and Article XI, in the absence of stockholder approval, the Committee shall not be permitted to (a) lower the exercise price per share of a Non-Tandem Stock Appreciation Right after it is granted, (b) cancel a Non-Tandem Stock Appreciation Right when the exercise price of the right exceeds the Fair Market Value of the underlying shares in exchange for cash or another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to a Non-Tandem Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

7.5 Non-Transferability of Stock Appreciation Rights. No Stock Appreciation Right shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Stock Appreciation Right that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Stock Appreciation Right that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Stock Appreciation Right by a permissible transferee of a Stock Appreciation Right or a permissible transferee pursuant to a Transfer after the exercise of the Stock Appreciation Right shall be subject to the terms of the Plan and the applicable Award agreement.

ARTICLE VIII

RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS

8.1 Restricted Stock Awards and RSU Awards. Restricted Stock Awards and RSU Awards may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, grants of Restricted Stock Awards and RSU Awards shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. RSU Awards may be settled in shares of Common Stock and/or in cash or any combination as determined by the Committee in its sole discretion at or after the time of grant.

8.2 Awards and Certificates. Eligible Employees, Consultants and Non-Employee Directors selected to receive a Restricted Stock Award or RSU Award shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. Unless (x) otherwise provided by the Committee or (y) prohibited by applicable law, the purchase price of a Restricted Stock Award or RSU Award shall be zero. If required by law or the Committee otherwise determines that a Restricted Stock Award or RSU Award shall have a purchase price, such purchase price shall not be less than par value.

(b) Acceptance. Restricted Stock Awards must be accepted within the period, if any, specified by the Committee at grant, by executing an Award agreement and by paying the price (if any) the Committee has designated thereunder (such acceptance may be in any manner that the Committee may establish, including deemed acceptance).

8.3 Restrictions and Conditions. Restricted Stock Awards and RSU Awards awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) Restriction Period.

(i) The Participant shall not be permitted to Transfer a Restricted Stock Award or RSU Award awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the Restricted Stock Award or RSU Award. The Committee may place conditions on the grant based on service, attainment of performance goals pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion. In addition, the Committee in its sole discretion may (A) provide for the lapse of restrictions in whole or in part, (B) accelerate the vesting of all or any part of any Restricted Stock Award or RSU Award and/or (C) waive the deferral limitations for all or any part of any such Award.

(ii) Objective Performance Goals, Formulas or Standards. If the grant of a Restricted Stock Award or RSU Award or the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, and the applicable vesting percentage of the Restricted Stock Award or RSU Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as determined by the Committee in its sole discretion; provided that if and to the extent such Restricted Stock Award or RSU Award is intended to comply with Section 162(m) of the Code, the Committee may only establish such objective performance goals at such later date as permitted under Section 162(m) of the Code and while the outcome of the performance goals is substantially uncertain.

(b) Rights as a Stockholder; Dividends. Beginning on the date of grant of a Restricted Stock Award and subject to acceptance of the associated Award agreement, the Participant shall become a stockholder of the Company with respect to all shares of Common Stock subject to the Restricted Stock Award and shall have all of the rights of a stockholder, including the right to vote such shares and the right to receive distributions made with respect to such shares, including regular cash dividends (except as otherwise provided by the Committee in the grant); provided, however, that in the absence of Committee action to the contrary, any shares of Common Stock or any other property (other than regular cash distributions) distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as the shares covered by such Award. The Committee may provide for the right to receive Dividend Equivalents (as defined in Section 14.3) with respect to RSU Awards. Notwithstanding anything herein to the contrary, any dividends or Dividend Equivalents provided with respect to Restricted Stock or RSU Awards that are subject to the attainment of specified performance goals shall be subject to the same restrictions and risk of forfeiture as the underlying Awards.

(c) Termination. Except as otherwise (x) provided in a written agreement between the Company and the Participant or (y) determined by the Committee at grant or (if no rights of the Participant are reduced) thereafter, subject to the applicable provisions of the Award agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock Awards and RSU Awards still subject to restriction will vest, continue to vest, or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter (if no rights of the Participant are reduced). In the absence of such provisions in the Award agreement, in the event of: (i) death, Disability or Retirement, restrictions shall lapse on the Participant’s Restricted Stock Awards and RSU Awards on a pro rata monthly basis through the date of

Termination, with performance awards paid at the end of the performance period based on actual results; and (ii) any other Termination, any unvested Restricted Stock Awards or RSUs shall immediately be cancelled.

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock Award or RSU Award, certificates for shares attributable to such Award shall be delivered to the Participant (or, if certificates were previously issued, replacement certificates shall be delivered upon return of the previously issued certificates). All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE IX

PERFORMANCE AWARDS

9.1 Performance Awards. Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, Performance Awards shall be awarded, the number of Performance Awards to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, a Participant’s right to Performance Awards will be vested, the ability of Participants to defer receipt of Performance Awards, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

The Committee shall condition the right to payment or vesting of any Performance Award upon the attainment of objective performance goals established pursuant to Section 9.2(b) below.

9.2 Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to the following terms and conditions:

(a) Earning or Vesting of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(b) are achieved and the percentage of each Performance Award that has been earned or vested.

(b) Objective Performance Goals, Formulas or Standards. The Committee shall establish the objective performance goals, including, to the extent the Committee so determines, from among those set forth in Exhibit A hereto, for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or such later date as determined by the Committee in its sole discretion; provided that if and to the extent such Awards are intended to comply with Section 162(m) of the Code, the Committee may only establish such objective performance goals at such later date as permitted thereunder and while the outcome of such performance goals is substantially uncertain.

(c) Payment. Following the Committee’s determination pursuant to Section 9.2(a), shares of Common Stock and/or cash, as determined by the Committee in its sole discretion at the time of grant or, if permitted by the grant, thereafter, shall be delivered to the Eligible Employee, Consultant or Non-Employee Director, or his legal representative, in an amount equal to such individual’s earned or vested Performance Award. Notwithstanding the foregoing, the Committee may, in its sole discretion and, to the extent Section 162(m) of the Code is applicable, in accordance therewith, (i) award a number of shares of Common Stock or an amount of cash less than the earned Performance Award and/or (ii) subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions.

(d) Termination. Subject to the applicable provisions of the Award agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a Performance Award, such Performance Award will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or, if no rights of the Participant are reduced, thereafter.

(e) Accelerated Vesting. The Committee, in its sole discretion, may accelerate the vesting of all or any part of any Performance Award or waive the deferral limitations for all or any part of such Award.

ARTICLE X

OTHER STOCK-BASED AWARDS

10.1 Other Awards.

(a) Subject to the limitations set forth in Section 4.1, the Committee is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including, but not limited to, (a) shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, (b) shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, (c) stock equivalent units, and (d) Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

(b) Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards.

(c) The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance goals, including, to the extent the Committee so determines, from among those set forth on Exhibit A hereto, as the Committee may determine in its sole discretion. The Committee shall establish such goals based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as determined by the Committee in its sole discretion; provided that if and to the extent such Other Stock-Based Awards are intended to comply with Section 162(m) of the Code, the Committee may establish such objective performance goals only at such later date as permitted thereunder and while the outcome of such performance goals is substantially uncertain.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to the following terms and conditions:

(a) Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee in its sole discretion.

(b) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration to the extent permitted by law.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Treatment upon Change in Control. In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Award agreement or in a written employment agreement between the Company and a Participant, the vesting of a Participant’s Award shall not accelerate and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(a) Awards, whether or not then vested by their terms or pursuant to the preceding sentence, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2, as determined by the Committee in its sole discretion. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate (or the cancellation and extinguishment thereof pursuant to the terms of a merger or other purchase agreement entered into by the Company) for an amount of cash equal to the Change in Control Price (as defined below) of the shares of Common Stock covered by such Awards (less, solely to the extent applicable, the aggregate exercise price of such Awards). For purposes of this Section 11.1, “Change in Control Price” shall mean the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the transaction. The Committee may, in its sole discretion, provide for the cancellation of Options or Stock Appreciation Rights, if the Change in Control Price is less than the exercise price of such Award(s).

(c) Notwithstanding anything else herein, the Committee may also provide at the time of grant or at any time thereafter for the vesting or lapse of restrictions of an Award upon a Termination without Cause (or such other termination or event) during a period within two years following a Change in Control, or such other provision for treatment of such Awards upon a Change in Control.

11.2 Definition.

(a) Unless otherwise determined by the Committee at grant as set forth in an Award agreement, a “Change in Control” shall be deemed to have occurred upon:

(i) the consummation of any merger or consolidation of the Company, if following such merger or consolidation the holders of the Company’s outstanding voting securities immediately prior to such merger or consolidation do not own a majority of the outstanding voting securities of the surviving corporation in approximately the same proportion as before such merger or consolidation;

(ii) individuals who constitute the Board at the beginning of any 24-month period (“Incumbent Directors”) ceasing for any reason during such 24-month period to constitute at least a majority of the Board, provided that any person becoming a director during any such 24-month period whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement for the Company in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

(iii) the consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s assets, other than a transfer of the Company’s assets to a majority-owned subsidiary of the Company or any other entity the majority of whose voting power is held by the shareholders of the Company in approximately the same proportion as before such transaction;

(iv) the approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or

(v) the acquisition by a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act, of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record), other than a person who held such majority on the date of adoption of the Plan.

(b) Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.

(c) Notwithstanding the foregoing, with respect to any portion of any Award under this Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code, no Change in Control shall occur for purposes of this Plan providing for a change in the time and/or form of benefit unless such event is also a “change in control event” for purposes of Section 409A, or unless such change is otherwise permissible pursuant to Section 409A.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN/NON-TRANSFERABILITY OF AWARDS

12.1 Termination or Amendment. Notwithstanding any other provision of the Plan, the Board (or a duly authorized Committee thereof) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that except (x) to correct obvious drafting errors or as otherwise required by law or (y) as specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination may not be reduced without the consent of such Participant; and provided further that without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan under Section 4.1(a) (except by operation of Section 4.2); (ii) change the classification of individuals eligible to receive Awards under the Plan; (iii) extend the maximum option or SAR term under Section 6.3 or 7.4; (iv) alter the last sentence of Section 6.3(a) or 7.4(d) regarding repricing of Awards; (v) materially alter the performance goals as set forth in Exhibit A; (vi) amend this Section 12.1; or (vii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code, the applicable stock exchange rules, or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above, except (x) to correct obvious drafting errors or as otherwise required by law or applicable accounting rules, or (y) as specifically provided herein, no such amendment or other action by the Committee shall reduce the rights of any holder without the holder’s consent.

12.2 Non-Transferability of Awards. Subject to Sections 6.3(e) and 7.5, except as the Committee may permit, in its sole discretion, at the time of grant or thereafter, no Award shall be Transferable by the Participant

(including, without limitation, to a Family Member) otherwise than by will or by the laws of descent and distribution, and all Awards shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempt to Transfer any Award or benefit not otherwise permitted by the Committee in accordance with the foregoing sentence shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding anything to the contrary contained in this Section 12.2 (or, with respect to a Non-Qualified Stock Option, Section 6.3(e), or with respect to a Stock Appreciation Right, Section 7.5), if and to the extent approved by the Committee in its sole discretion, an employee or Non-Employee Director may transfer an Award to a charitable organization. Any shares of Common Stock acquired by a permissible transferee shall continue to be subject to the terms of the Plan and the applicable Award agreement.

ARTICLE XIII

UNFUNDED PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Legend and Custody.

(a) The Committee may require each person receiving shares of Common Stock pursuant to an Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

(b) All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under (a) the rules, regulations and other requirements of the Securities and Exchange Commission, (b) any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, or (c) applicable law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) If stock certificates are issued in respect of an Award, the Committee may require that any stock certificates evidencing such Award be held in custody by the Company until the Award has vested or the restrictions thereon have lapsed, and that, as a condition of any grant of such an Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

14.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.3 Deferral; Dividends and Dividend Equivalents. The Committee may, in its sole discretion, establish terms and conditions pursuant to which the cash payment or delivery of Common Stock pursuant to an Award may be deferred, which shall be intended to comply with Section 409A of the Code. Subject to the provisions of the Plan and compliance with Section 409A of the Code, the terms of any Award (including a deferred Award but excluding Option and Stock Appreciation Right Awards) may provide, if so determined by the Committee in its sole discretion, for the payment of cash, Common Stock or other property dividends, or cash payments in amounts equivalent to cash, Common Stock or other property dividends (“Dividend Equivalents”), on either a current or a deferred basis, with respect to the number of shares of Common Stock subject to such Award. The Committee may also provide that any such dividends or Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the underlying Award or be deemed to have been reinvested in additional Awards or otherwise reinvested. Notwithstanding anything herein to the contrary, any dividends or Dividend Equivalents provided with respect to Performance Awards or Restricted Stock, RSU, or Other Stock-Based Awards that are subject to the attainment of specified performance goals shall be subject to the same restrictions and risk of forfeiture as the underlying Awards.

14.4 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

14.5 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of a Restricted Stock Award or RSU Award (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. If permitted by the Committee, the minimum statutorily required withholding obligation with regard to any Participant may be satisfied by (i) reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned, or (ii) the Participant’s tendering to the Company of shares of Common Stock owned by such Participant or otherwise acquired by such Participant on the open market. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.6 Listing and Other Conditions.

(a) Except as otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests, and otherwise to cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval as the Company deems necessary or appropriate.

14.7 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.8 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.9 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.10 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

14.11 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.12 Death/Disability. The Committee may, in its sole discretion, require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) and/or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.13 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.14 Section 409A of the Code. The Board may amend the Plan without stockholder consent as it deems advisable to comply with Section 409A of the Code. All provisions providing for payment of “nonqualified deferred compensation” (as defined in Section 409A of the Code) are intended to comply with the requirements of Section 409A of the Code, and this Plan with regard to such nonqualified deferred compensation shall be interpreted in accordance therewith. Neither party individually or in combination may accelerate or defer any such deferred payment, except in compliance with Section 409A of the Code, and no amount shall be paid prior to the earliest date on which it is permitted to be paid under Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. A Termination of Employment shall not be deemed to have occurred for purposes of any provision of this Plan or any Award hereunder providing for the payment of any amounts or benefits upon or following a Termination of Employment that are subject to Section 409A of the Code unless such Termination is also a “separation from service” within the meaning of Section 409A of the Code, and, for purposes of any such provision of this Plan or any Award hereunder, references to a “Termination,” “Termination of Employment” or like terms shall mean “separation from service.” In the event that a Participant is deemed on the date of Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is “nonqualified deferred compensation” as defined under Section 409A of the Code payable on account of a “separation from service,” payment shall be made no earlier than the earlier of (a) the first day after six (6) months following such Termination, or (b) such Participant’s death. Whenever a payment under the Plan specifies a payment period with reference to a number of days (e.g., “payment shall be made within sixty (60) days following the date of Termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

14.15 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.16 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

14.17 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.18 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan shall become effective upon the date specified by the Board in its resolution adopting the Plan, subject to the approval of the Plan by the stockholders of the Company within 12 months before or after such date of adoption, in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE XVII

NAME OF PLAN

The Plan shall be known as the “Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan.”

EXHIBIT A

PERFORMANCE GOALS

Performance goals established for purposes of the grant or vesting of performance-based Restricted Stock Awards, RSU Awards, Performance Awards and/or Other Stock-Based Awards (“Performance Goals”) shall be based on one or more of the following criteria, either individually, alternatively or in combination, applied to the Company as a whole or to any subsidiary, business segment, division or other operational unit of the Company, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, or to a designated comparison group, in each case as specified by the Committee: cash flow (including operating cash flow or free cash flow), revenue (on an absolute basis or adjusted for currency effects), gross margin, operating expenses or operating expenses as a percentage of revenue, earnings (which may include earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and net earnings, and may be determined in accordance with GAAP or adjusted to exclude any or all GAAP items), earnings per share (on a GAAP or non-GAAP basis), growth in any of the foregoing measures, stock price, return on equity or average stockholders’ equity, total stockholder return, growth in stockholder value relative to the moving average of the S&P MidCap 400 Index or another index, return on capital, return on assets or net assets, return on investment, economic value added, operating profit, controllable operating profit or net operating profit, operating margin, cash conversion cycle, market share, contract awards or backlog, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce diversity, customer indicators (including customer satisfaction), new product invention or innovation, improvements in productivity, attainment of objective operating goals, and employee metrics (including employee satisfaction). In addition, Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, business segment, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.

Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods; corporate transactions (including, without limitation, dispositions and acquisitions); charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items; and the cumulative effects of tax changes, each as defined by generally accepted accounting principles (GAAP) and identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other Securities and Exchange Commission filings. To the extent that any performance-based Award is intended to comply with Section 162(m) of the Code, if any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect.

Taking into account the requirements of Section 162(m) of the Code, if applicable, the Committee may (i) designate additional business criteria on which Performance Goals may be based, or (ii) adjust, modify or amend the aforementioned business criteria (including, but not limited to, amendments reflecting International Financial Reporting Standards or other prevailing accounting standards used in the Company’s regular reports on Forms 10-K and 10-Q).

NEUSTAR, INC.

APPENDIX A — ISRAEL

TO THE AMENDED AND RESTATED NEUSTAR, INC. 2009 STOCK INCENTIVE PLAN

1.	GENERAL

1.1 This appendix (the “Appendix”) shall apply only to Participants who are residents of the state of Israel upon the date of grant of the Award, as defined below in Section 2, or those who are deemed to be residents of the state of Israel for tax purposes upon the date of grant of the Award (collectively, “Israeli Participants”). The provisions specified hereunder shall form an integral part of the Amended and Restated NeuStar, Inc. 2009 Stock Incentive Plan (hereinafter the “Plan”).

1.2 This Appendix is to be read as a continuation of the Plan and modifies Awards granted to Israeli Participants only to the extent necessary to comply with the requirements set by the Israeli law in general, and in particular, with the provisions of the Israeli Income Tax Ordinance [New Version] 1961, as may be amended or replaced from time to time. This Appendix does not add to or modify the Plan in respect of any other category of Participants.

1.3 The Plan and this Appendix are complementary to each other and shall be deemed as one. In the event of any conflict, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions set out in the Appendix shall prevail.

1.4 Any capitalized term not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.

2.	DEFINITIONS

2.1 “3(i) Award” means an Award granted pursuant to Section 3(i) of the Ordinance to an Unapproved Israeli Participant.

2.2 “102 Award” means any Award granted to an Approved Israeli Participant pursuant to Section 102.

2.3 “Approved Israeli Participant” means an Israeli Participant who is an employee, director or officer of an Employing Company, excluding any Controlling shareholder of the Company.

2.4 “Capital Gain Award” or “CGA” means a Trustee 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2).

2.5 “Cash Award” means any Award granted to an Israeli Participant, provided that such Award shall be Settled using only cash.

2.6 “Control” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.7 “Employing Company” means any Israeli corporation, or any foreign corporation with an Israeli permanent enterprise or research & development center confirmed by the ITA, that is directly or indirectly Controlled by the Company or Controls the Company (a “Related Company”); or (b) any Israeli corporation, or any foreign corporation with an Israeli permanent enterprise or research & development center confirmed by the ITA, that is Controlled by a Controlling Shareholder of a Related Company.

2.8 “Israeli Award Agreement” means the Israeli Award Agreement between the Company and an Israeli Participant that sets out the terms and conditions of an Award.

2.9 “ITA” means the Israeli Tax Authority.

2.10 “Non-Trustee 102 Award” means a 102 Award granted pursuant to Section 102(c) and not held in trust by, or under the control or supervision of, a Trustee.

2.11 “Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

2.12 “Ordinary Income Award” or “OIA” means a Trustee 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1).

2.13 “Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

2.14 “Settlement of Award” means the exercise of Options, exercise of Stock Appreciation Rights, vesting of Restricted Stock Awards, vesting of RSU Awards or vesting of Performance Awards, into Common Stock.

2.15 “Tax” means any applicable tax and other compulsory payments such as social security and health tax contributions under any applicable law.

2.16 “Trustee” means any person or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a).

2.17 “Trustee 102 Award” means a 102 Award granted pursuant to Section 102(b) and held in trust by, or under the control or supervision of, a Trustee, for the benefit of an Approved Israeli Participant, provided that such Award shall be Settled using only Common Stock.

2.18 “Unapproved Israeli Participant” means an Israeli Participant who is a Consultant or a Controlling Shareholder.

3.	ISSUANCE OF AWARDS

3.1 The persons eligible for participation in the Plan as Israeli Participants shall include Approved Israeli Participants and Unapproved Israeli Participants, provided, however, that (i) Approved Israeli Participants may not be granted 3(i) Awards; and (ii) Unapproved Israeli Participants may not be granted 102 Awards.

3.2 The Company may designate Awards granted to Approved Israeli Participants pursuant to Section 102 as Trustee 102 Awards or Non-Trustee 102 Awards.

3.3 The grant of Trustee 102 Awards shall be made under this Appendix, shall not be made until 30 days from the date the Plan has been submitted for approval by the ITA and shall be conditioned upon the approval of the Plan and this Appendix by the ITA.

3.4 Trustee 102 Awards may either be classified as Capital Gain Awards (CGAs) or Ordinary Income Awards (OIAs).

3.5 No Trustee 102 Award may be granted under this Appendix to any Approved Israeli Participant, unless and until the Company has filed with the ITA its election regarding the type of Trustee 102 Awards, whether CGAs or OIAs, that will be granted under the Plan and this Appendix (the “Election”). Such Election shall become effective beginning the first date of grant of a Trustee 102 Award under this Appendix and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102

Awards. The Election shall obligate the Company to grant only the type of Trustee 102 Award it has elected, and shall apply to all Israeli Participants who are granted Trustee 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g). The Election shall not prevent the Company from granting Non-Trustee 102 Awards, 3(i) Awards or Cash Awards simultaneously.

3.6 All Trustee 102 Awards must be held in trust by, or under the control or supervision of, a Trustee, as described in Section 4 below.

3.7 The designation of Non-Trustee 102 Awards and Trustee 102 Awards shall be subject to the terms and conditions set forth in Section 102.

4.	TRUSTEE

4.1 Trustee 102 Awards which shall be granted under this Appendix and/or any share of Common Stock allocated or issued upon Settlement of a Trustee 102 Award and/or other shares of Common Stock received following any realization of rights under the Plan shall be allocated or issued to the Trustee or controlled by the Trustee, for the benefit of the Approved Israeli Participants, in accordance with the provisions of Section 102. In the event that the requirements for Trustee 102 Awards are not met, the Trustee 102 Awards may be regarded as Non-Trustee 102 Awards, all in accordance with the provisions of Section 102.

4.2 With respect to any Trustee 102 Award, subject to the provisions of Section 102, an Approved Israeli Participant shall not sell or release from trust any share of Common Stock received upon the Settlement of a Trustee 102 Award and/or any share of Common Stock received following any realization of rights, including, without limitation, stock dividends, under the Plan until the lapse of the period of time required under Section 102 or any other period of time determined by the ITA (the “Holding Period”). Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Approved Israeli Participant.

4.3 Notwithstanding anything to the contrary, the Trustee shall not release or sell any shares of Common Stock allocated or issued upon Settlement of a Trustee 102 Award unless the Company, the Employing Company and the Trustee are satisfied that the full amounts of Tax due have been paid or will be paid.

4.4 Upon receipt of any Trustee 102 Award, the Approved Israeli Participant will consent to the grant of the Award and to the Election under Section 102 and undertake to comply with the terms of Section 102 and the trust arrangement between the Company and the Trustee.

4.5 Should the Trustee 102 Awards or any shares of Common Stock issued in connection with such Awards be transferred by power of a last will or under laws of descent, the provisions of Section 102 shall apply to the heirs or transferees of the deceased Participant.

5.	THE AWARDS

The terms and conditions upon which the Awards shall be issued and Settled, shall be as specified in the Israeli Award Agreement to be executed pursuant to the Plan and to this Appendix. Each Israeli Award Agreement shall state, inter alia, the number of shares of Common Stock to which the Award relates, the type of Award granted thereunder (i.e., a CGA, OIA, Non-Trustee 102 Award, 3(i) Award or Cash Award), and any applicable vesting provisions and exercise price that may be payable.

6.	FAIR MARKET VALUE

Without derogating from Section 2.19 of the Plan and solely for the purpose of determining the Participant’s tax liability pursuant to Section 102(b)(3), if at the date of grant the Company’s shares of Common Stock are listed on any established stock exchange or a national market system, or if the Company’s shares of Common Stock will be registered for trading within ninety (90) days following the date of grant, the fair market value of the Common Stock at the date of grant of a CGA shall be determined in accordance with the average value of the Company’s shares of Common Stock on the thirty (30) trading days preceding the date of grant, or on the thirty (30) trading days following the date of registration for trading, as the case may be.

7.	SETTLEMENT OF AWARDS

17.1 Settlement of Awards granted to Israeli Participants shall be subject to the terms and conditions and, with respect to exercise, the method, as may be determined by the Company and, when applicable, by the Trustee and/or the Employing Company, in accordance with the requirements of Section 102.

8.	ASSIGNABILITY, DESIGNATION AND SALE OF AWARDS

8.1. Notwithstanding any other provision of the Plan, no Award or any right with respect thereto, or purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral, or any right with respect to any Award given to any third party whatsoever, and during the lifetime of the Israeli Participant, each and all of such Israeli Participant’s rights with respect to an Award shall belong only to the Israeli Participant. Any such action made directly or indirectly, for an immediate or future validation, shall be void.

8.2 As long as Awards or shares of Common Stock allocated or issued hereunder are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the shares of Common Stock cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

9.	INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S APPROVAL

9.1. With regard to Trustee 102 Awards, the provisions of the Plan and/or the Appendix and/or the Israeli Award Agreement shall be subject to the provisions of Section 102 and any approval issued by the ITA and the said provisions shall be deemed an integral part of the Plan, the Appendix and the Israeli Award Agreement.

9.2. Any provision of Section 102 and/or said approval issued by the ITA which must be complied with in order to receive and/or to maintain any tax benefit pursuant to Section 102, which is not expressly specified in the Plan, the Appendix or the Israeli Award Agreement, shall be considered binding upon the Company, the Affiliates and the Israeli Participants.

10.	DIVIDEND

Subject to the provisions of the Plan, with respect to all shares of Common Stock allocated or issued to the Israeli Participant and held by the Israeli Participant or by the Trustee, as the case may be, the Israeli Participant shall be entitled to receive dividends, if any, in accordance with the quantity of such shares of Common Stock, subject to the provisions of the Company’s Certificate of Incorporation (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102.

11.	TERMINATION

For the purpose of grants to Israeli Participants, the term Cause as defined in Section 2.5 of the Plan shall inter alia include circumstances justifying the revocation and/or reduction of an Israeli Participant’s entitlement to severance pay under applicable Israeli law.

12.	TAX CONSEQUENCES

12.1 Any tax consequences arising from the grant or Settlement of any Award, from the payment for shares of Common Stock covered thereby or from any other event or act (of the Company and/or an Affiliate and/or the Trustee and/or the Israeli Participant), hereunder, shall be borne solely by the Israeli Participant. The Company and/or the Affiliate and/or the Trustee shall withhold Tax according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Participant agrees to indemnify the Company and/or the Affiliate and/or the Trustee and hold them harmless against and from any and all liability for any such Tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Israeli Participant.

12.2 The Company and/or, when applicable, the Trustee shall not be required to release any share of Common Stock to an Israeli Participant until all required Tax payments have been fully made.

12.3 With respect to Non-Trustee 102 Awards, in case of Termination of Employment, or otherwise if so requested by the Company or an Affiliate, the Israeli Participant shall extend to the Company and/or the Affiliate a security or guarantee for the payment of Tax due at the time of sale of shares of Common Stock, in accordance with the provisions of Section 102.

12.4 Section 409A of the United States Internal Revenue Code and the guidance thereunder governs nonqualified deferred compensation arrangements. If a participant is subject to U.S. taxation and Section 409A of the United States Internal Revenue Code is not satisfied, such participant will incur adverse tax consequences, including interest and penalties.

Notwithstanding anything in this Appendix to the contrary, the Plan will be administered, including for purposes of any distribution, in a manner that is consistent with the Company’s good faith interpretation of Section 409A of the United States Internal Revenue Code and the guidance thereunder. None of the Company, any affiliate, the Plan administrator nor any of their agents shall have any liability to any participant or beneficiary as a result of any tax, interest, penalty or other payment required to be paid or due pursuant to, or because of a violation of, Section 409A of the United States Internal Revenue Code.

13.	ONE TIME BENEFIT, NOT A SALARY COMPONENT

The Awards and underlying shares of Common Stock are extraordinary, one-time benefits granted to the Participants, and are not and shall not be deemed a salary component for any purpose whatsoever, including without limitation in connection with calculating severance compensation under any applicable law.

14.	TERM OF PLAN AND APPENDIX

Notwithstanding anything to the contrary in the Plan and in addition thereto, the Company shall obtain all approvals for the adoption of this Appendix or for any amendment to this Appendix as are necessary to comply with (i) any applicable law, including without limitation U.S. securities laws and the securities laws of any other jurisdiction applicable to Awards granted to Israeli Participants under this Appendix, (ii) any national securities exchange on which the shares of Common Stock are traded, and (iii) any applicable rules and regulations promulgated by the U.S. Securities and Exchange Commission.

15.	GOVERNING LAW

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws.

* * *